Exhibit 99.1
News Release
Blackboard Inc. Reports Second Quarter Revenue of $92.1 Million
— Revenue Increases 22 Percent Year-Over-Year —
— Company Raises Revenue, Non-GAAP Earnings and Cash Flow Guidance —
Washington, DC — August 5, 2009 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the second quarter ended June 30, 2009 and updated guidance for the third quarter and the full year of 2009.
Total revenue for the quarter ended June 30, 2009 was $92.1 million, an increase of 22 percent over the second quarter of 2008. Product revenues for the quarter were $83.4 million, an increase of 22 percent over the second quarter of 2008, while professional services revenues for the quarter were $8.7 million, an increase of 22 percent over the second quarter of 2008. The increase in revenue was driven by strong growth in Blackboard’s professional services and managed hosting. The financial results for the second quarter reflect the inclusion of ANGEL Learning, Inc. beginning May 9, 2009.
GAAP net loss was $4.1 million, resulting in net loss per basic and diluted share of ($0.13) for the second quarter of 2009 compared to a net loss of $134,000 and net loss per basic and diluted share of ($0.00) for the second quarter of 2008. Non-GAAP adjusted net income for the second quarter of 2009, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, non-cash patent related impairment charge, and non-cash interest expense, all net of taxes, was $8.7 million, resulting in non-GAAP adjusted net income per diluted share of $0.27 compared to non-GAAP adjusted net income of $9.2 million and non-GAAP adjusted net income per diluted share of $0.29 for the second quarter of 2008.
Impact of Certain Items on 2009 Second Quarter Results
Included in the second quarter 2009 GAAP net loss and non-GAAP net income is a $3.5 million one-time charge related to the reversal of a 2008 patent judgment. In addition, included in the second quarter 2009 GAAP net loss, but excluded from non-GAAP net income, is a $7.5 million one-time non-cash charge resulting from an impairment to capitalized patent costs. Also included in the results for the second quarter of 2009 is a $1.1 million benefit to other income (GAAP and Non-GAAP) from a gain on investment in a common stock warrant held by the Company. The net impact of these items results in a $0.21 reduction in GAAP net income per basic and diluted share and a $0.06 reduction in non-GAAP net income per diluted share for the quarter ended June 30, 2009.
“We are pleased with our financial results in the second quarter which, excluding the impact of the litigation-related charges and our investment gain, exceeded our prior financial guidance. We experienced solid demand for our products and services during the quarter and continue to believe that spending on education technology remains a priority, even in the current economic environment,” said Michael Chasen, CEO and President of Blackboard Inc. “With the addition of ANGEL Learning and the launch of our new mobile application platform, MobilEdu, we are expanding our business and product offerings and strengthening our overall position.”
Highlights from the Second Quarter of 2009
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
•	U.S. Higher Education: Albany State University, Bishop State Community College, Black Hills State University Carlow University, Chemeketa Community College, Georgia Gwinnett College, Ivy Tech Community College, Marshall University, Marygrove College, Mississippi Association of Community and Junior Colleges, Nova Southeastern University, Rowan University, The College of St. Scholastica, University of Nebraska-Lincoln, University of Southern California, University of Southern Mississippi and others.

•	International: Charles Darwin University, Curtain University of Technology, DUOC, Emmanuel Schools Foundation, National College of Puerto Rico, Northampton University, Saxion Hogeschool, Swinburne University, Taiwan American School, University Arts London, University of Puerto Rico, Utrecht University and others.

•	K-12: Broward County Public School, Clay County School District, Clear Creek Independent School District, Cobb County School District, Fulton County Public Schools, Hamilton/Clermont Cooperative Association, Jefferson County Public Schools, KC Distance Learning, North Carolina Virtual Public School, Saskatoon Public School District, Sioux Falls School District and others.

•	Professional Education (ProEd): Administrative Office of the U.S. Courts, Air Force Special Operations School, American University of Antigua College, Cadet Command, Carilion Health Systems, Civil Air Patrol, Innova World Wide Institute, Institute of Nuclear Power Operations, Laboratory Institute of Merchandising, Medela, Inc., Naval War College, Northern Virginia Criminal Justice Training Academy, PIMA Medical Institute, Substance Abuse & Mental Health Services and others.
•	Blackboard completed its acquisition of ANGEL Learning, Inc., a leading developer of e-learning software to the U.S. education industry, for approximately $95 million, net of cash acquired and excluding transaction costs.
Outlook for the Third Quarter and Full Year of 2009
Third Quarter of 2009:

•	Revenue of $95.0 to $98.0 million;

•	Stock-based compensation expense of approximately $4.2 million;

•	Amortization of acquired intangibles of approximately $9.7 million;

•	GAAP net income of $1.2 million to $3.3 million;

•	GAAP net income per diluted share of $0.04 to $0.10, which is based on an estimated 32.9 million diluted shares, and an estimated effective tax rate of approximately 33 percent;

•	Non-GAAP adjusted net income of $10.7 to $12.8 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, all net of taxes; and

•	Non-GAAP adjusted net income per diluted share of $0.33 to $0.39 based on an estimated 32.9 million diluted shares and an estimated effective tax rate of approximately 37 percent.
Full Year 2009:
•	Revenue of $369.0 to $375.0 million;

•	Stock-based compensation expense of approximately $16.1 million;

•	Amortization of acquired intangibles of approximately $35.9 million;

•	GAAP net income of $700,000 to $4.7 million;

•	GAAP net income per diluted share of $0.02 to $0.15, which is based on an estimated 32.7 million diluted shares; and an estimated effective tax rate of approximately 33 percent;

•	Non-GAAP adjusted net income of $41.0 to $45.1 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, non-cash interest expense, and non-cash patent related impairment charge, all net of taxes;

•	Non-GAAP adjusted net income per diluted share of $1.26 to $1.38 based on an estimated 32.7 million diluted shares and an estimated effective tax rate of approximately 38 percent; and

•	Cash flow from operations of $90.0 to $100.0 million.
Conference Call
Blackboard will broadcast its second quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.
A replay of the call will be available via telephone at approximately 7:00 p.m. (ET) on August 6, 2009. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 74196349.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2009	2008	2009
Revenues:
Product	$68,377	$83,381	$131,486	$163,507
Professional services	7,170	8,729	12,537	15,051

Total revenues	75,547	92,110	144,023	178,558
Operating expenses:
Cost of product revenues, excludes $4,572 and $2,034 for the three months ended June 30, 2008 and 2009, respectively, and $8,660 and $5,672 for the six months ended June 30, 2008 and 2009, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	18,000	21,762	33,971	43,207
Cost of professional services revenues (1)	5,134	4,703	10,084	9,470
Research and development (1)	9,944	11,219	19,677	22,045
Sales and marketing (1)	22,763	25,771	43,620	49,713
General and administrative (1)	12,461	14,238	25,215	27,840
Patent related (proceeds) impairment and other costs	(3,313)	10,984	(3,313)	10,984
Amortization of intangibles resulting from acquisitions	9,729	7,861	18,408	16,446

Total operating expenses	74,718	96,538	147,662	179,705

Income (Loss) from operations	829	(4,428)	(3,639)	(1,147)
Other (expense) income:
Interest expense (2)	(3,088)	(2,971)	(6,070)	(5,862)
Interest income	258	59	1,148	167
Other income	3,780	1,361	4,090	802

Income (Loss) before (provision) benefit for income taxes (2)	1,779	(5,979)	(4,471)	(6,040)
(Provision) benefit for income taxes	(1,913)	1,907	(108)	1,930

Net loss (2)	$(134)	$(4,072)	$(4,579)	$(4,110)

Net loss per common share: (2)
Basic	$(0.00)	$(0.13)	$(0.15)	$(0.13)

Diluted	$(0.00)	$(0.13)	$(0.15)	$(0.13)

Weighted average number of common shares:
Basic	30,981,113	31,920,282	30,574,931	31,571,009

Diluted	30,981,113	31,920,282	30,574,931	31,571,009

(1)	Includes the following amounts related to stock-based compensation:

Cost of product revenues	$258	$307	$435	$576
Cost of professional services revenues	69	169	232	259
Research and development	190	258	352	485
Sales and marketing	1,665	1,541	3,081	3,124
General and administrative	1,615	1,676	3,378	3,495

(2)	Blackboard adopted FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) effective January 1, 2009, which required restatement of prior periods, as applicable. The three and six months ended June 30, 2008 have been adjusted to reflect additional amortization of debt discount of $1,171 and $2,323, respectively. Interest expense, Income (Loss) before (provision) benefit for income taxes, Net loss, and Net loss per common share — Basic and Diluted have been adjusted accordingly and were previously reported as $(1,917), $2,950, $1,037, and $0.03, respectively, for the three months ended June 30, 2008. Interest expense, Income (Loss) before (provision) benefit for income taxes, Net loss, and Net loss per common share — Basic and Diluted have been adjusted accordingly and were previously reported as $(3,747), $(2,148), $(2,256), and $(0.07), respectively, for the six months ended June 30, 2008.

Reconciliation of GAAP Net Income (Loss) before (provision) benefit for income taxes to Non-GAAP adjusted net income (3):

GAAP Net income (loss) before (provision) benefit for income taxes	$1,779	$(5,979)	$(4,471)	$(6,040)
Add: Non-cash patent related impairment	—	7,447	—	7,447
Add: Amortization of intangibles resulting from acquisitions	9,729	7,861	18,408	16,446
Add: Stock-based compensation	3,797	3,951	7,478	7,939
Add: Non-cash interest expense	1,588	1,563	3,182	3,118
Adjusted provision for income taxes (4)	(7,673)	(6,109)	(11,191)	(11,526)

Non-GAAP adjusted net income (5)	$9,220	$8,734	$13,406	$17,384

Non-GAAP adjusted net income per common share — diluted (5)	$0.29	$0.27	$0.43	$0.54

Weighted average number of diluted common shares	31,939,435	32,585,621	31,506,943	32,206,099

(3)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by generally accepted accounting principles in the US (GAAP). Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(4)	Adjusted provision for income taxes is applied at an effective rate of approximately 45.4% and 41.2% for the three months ended June 30, 2008 and 2009, respectively, and approximately 45.5% and 39.9% for the six months ended June 30, 2008 and 2009, respectively.

(5)	Beginning in fiscal 2009, the Company changed the definition it utilizes for non-GAAP adjusted net income. For the 2008 period presented in the reconciliation of GAAP Net Income (Loss) before (provision) benefit for income taxes to non-GAAP adjusted net income, the new definition for non-GAAP adjusted net income is being used which excludes the amortization of intangibles resulting from acquisitions, stock-based compensation, patent related impairment charges, and non-cash interest expense, all net of taxes.

BLACKBOARD INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2008	2009
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$141,746	$58,691
Accounts receivable, net	92,529	87,845
Inventories	1,783	1,675
Prepaid expenses and other current assets (6)	8,361	13,469
Deferred tax asset, current portion	1,796	5,142
Deferred cost of revenues	7,126	7,407

Total current assets	253,341	174,229
Deferred tax asset, noncurrent portion (6)	18,897	10,477
Investment in common stock warrant	1,990	3,124
Restricted cash	4,249	4,169
Property and equipment, net	31,950	38,151
Other assets	549	1,196
Goodwill and intangible assets, net	338,976	416,069

Total assets	$649,952	$647,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,579	$6,484
Accrued expenses	27,879	31,150
Deferred rent, current portion	345	195
Deferred revenues, current portion	179,238	152,737

Total current liabilities	210,041	190,566
Notes payable, net of debt discount (6)	149,923	153,041
Deferred rent, noncurrent portion	10,959	11,690
Deferred revenues, noncurrent portion	5,554	6,383
Stockholders’ equity:
Common stock, $0.01 par value	314	320
Additional paid-in capital (6)	356,683	373,047
Accumulated deficit (6)	(83,522)	(87,632)

Total stockholders’ equity	273,475	285,735

Total liabilities and stockholders’ equity	$649,952	$647,415

(6)	As noted in footnote (2) above, FSP APB 14-1 required restatement of prior periods. Prepaid expenses and other current assets, Deferred tax assets — noncurrent portion, Notes payable, Additional paid-in capital, and Accumulated deficit have been adjusted accordingly and were previously reported as $8,518, $27,146, $163,172, $344,698, and $(76,380), respectively, as of December 31, 2008.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2008	2009
	(in thousands)
Cash flows from operating activities
Net loss (7)	$(4,579)	$(4,110)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred income tax benefit	(2,914)	(3,964)
Excess tax benefits from stock-based compensation	(1,021)	(272)
Amortization of debt discount (7)	3,182	3,118
Depreciation and amortization	7,389	9,188
Amortization of intangibles resulting from acquisitions	18,408	16,446
Patent related impairment charge	—	7,447
Change in allowance for doubtful accounts	335	(1,123)
Stock-based compensation	7,478	7,939
Gain on investment in common stock warrant	(3,980)	(1,136)
Changes in operating assets and liabilities:
Accounts receivable	(33,482)	8,436
Inventories	308	108
Prepaid expenses and other current assets (7)	(3,488)	(4,812)
Deferred cost of revenues	1,023	(281)
Accounts payable	(2,544)	3,846
Accrued expenses	(295)	1,329
Deferred rent	6,186	581
Deferred revenues	3,148	(28,886)

Net cash (used in) provided by operating activities	(4,846)	13,854
Cash flows from investing activities
Purchases of property and equipment	(17,358)	(12,940)
Payments for patent enforcement costs	(2,448)	(414)
Purchase of available-for-sale investments	—	(6,586)
Redemptions of available-for-sale investments	—	6,586
Acquisitions, net of cash acquired	(132,902)	(86,164)

Net cash used in investing activities	(152,708)	(99,518)
Cash flows from financing activities
Payments on letters of credit	(27)	—
Release of letters of credit	—	80
Excess tax benefits from stock-based compensation	1,021	272
Proceeds from exercise of stock options	5,297	2,257

Net cash provided by financing activities	6,291	2,609

Net decrease in cash and cash equivalents	(151,263)	(83,055)
Cash and cash equivalents at beginning of period	206,558	141,746

Cash and cash equivalents at end of period	$55,295	$58,691

(7)	As noted in footnote (2) above, FSP APB 14-1 required restatement of prior periods. Net loss, Amortization of debt discount, and Prepaid expenses and other current assets have been adjusted accordingly and were previously reported as $(2,256), $887, and $(3,516), respectively, for the six months ended June 30, 2008.

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard's solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward looking statements include statements about our expected financial results for the third quarter of 2009 and the full year 2009 and other statements about our future financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on May 7, 2009 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of August 5, 2009. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to August 5, 2009.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude the amortization or impairment of intangible assets, stock-based compensation, and non-cash interest expense, provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact, and in 2009 also excludes stock-based compensation expense, non-cash patent related impairment charges, non-cash interest expense and other items as determined by the Board of Directors.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated May 7, 2009, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
Contacts:
For Financial Media and Investors:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305

Staci Strauss Mortenson
Senior Vice President
ICR
+1 (203) 682-8273
For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
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